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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 17, 1997

                    Zurich Reinsurance Centre Holdings, Inc.
              (Exact name of registrant as specific in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                       1-11868                         13-3703575
              (Commission File Number)       (IRS Employer Identification No.)

                      One Chase Manhattan Plaza, 43rd Floor
                            New York, New York 10005
          (Address of principal executive offices, including zip code)

                                 (212) 898-5000
              (Registrant's telephone number, including area code)









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Item 5.  Other Events

         On April 17, 1997 Zurich Centre Investments Limited ("Zurich Centre"), Zurich Reinsurance Centre Holdings, Inc. (the "Company") and Centre Merger Corp. ("Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of a newly formed indirect wholly owned subsidiary of Zurich Centre with and into the Company and the conversion of all outstanding shares of the Company not owned by Zurich Centre, Zurich Insurance Company, Zurich International (Bermuda) Ltd. or any subsidiary of Zurich Centre into cash at the price of $39.50 per share, subject to increase if Zurich Centre elects to extend the closing date for the Merger following the date when the conditions to closing set forth in the Merger Agreement are satisfied. As a result of the transaction, the Company would become an indirect wholly owned subsidiary of Zurich Centre.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statement of businesses acquired:

         None.

     (b)  Pro Forma financial information:

         None.

     (c) Exhibits:

         2.1 Agreement and Plan of Merger, dated as of April 17, 1997, by and among Zurich Centre Investments Limited, a Bermuda corporation, Centre Merger Corp., a Delaware corporation, and Zurich Reinsurance Centre Holdings, Inc., a Delaware corporation.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ZURICH REINSURANCE CENTRE
                                            HOLDINGS, INC.



                                            By: /s/ Mark R. Sarlitto
                                            Name:  Mark R. Sarlitto
                                            Title:  Senior Vice President
                                                    and General Counsel


Dated:  April 18, 1997



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                                  EXHIBIT INDEX

Exhibit

         2.1 Agreement and Plan of Merger, dated as of April 17, 1997, by and among Zurich Centre Investments Limited, a Bermuda corporation, Centre Merger Corp., a Delaware corporation, and Zurich Reinsurance Centre Holdings, Inc., a Delaware corporation.